INDEPENDENT CONTRACTOR  AGREEMENT

This Agreement made and entered into this 1st day of June, 2011, by and between Nyxio Technologies ("CONTRACTING PARTY"), and Mirjam M. Metcalf ("INDEPENDENT CONTRACTOR").

NYXIO TECHNOLOGIES is engaged in, Manufacturing/Retail Consumer Electronics and maintains business premises at, 2156 NE Broadway, Portland, OR 97232.

The parties agree that: INDEPENDENT CONTRACTOR shall maintain the following responsibilities for NYXIO TECHNOLOGIES at the above mentioned premises:

Chief Financial Officer

1. MANNER OF PERFORMANCE OF INDEPENDENT CONTRACTOR'S DUTIES

Independent Contractor shall at all times faithfully, industriously, and to the best of his ability, experience, and talent, perform all duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Nyxio Technologies. Such duties shall be rendered at the above mentioned premises and at such other place or places as Nyxio Technologies shall in good faith require or as the interests, needs, business, and opportunities of Nyxio Technologies shall require or make advisable.

2. COMPENSATION; REIMBURSEMENT

Nyxio Technologies shall pay Independent Contractor and Independent Contractor agrees to accept from Nyxio Technologies, in full payment for Independent Contractor's services hereunder, compensation at the rate of Twenty Four Thousand Dollars ($24,000) per annum, payable bimonthly. In addition to the foregoing, Nyxio Technologies will reimburse Independent Contractor for any and all necessary, customary, and usual expenses incurred by him/her while traveling for and on behalf of the Nyxio Technologies pursuant to Nyxio Technologies directions.

3.INDEPENDENT CONTRACTOR'S LOYALTY TO NYXIO TECHNOLOGIES INTERESTS

Independent Contractor shall devote all of his time, attention, knowledge, and skill solely and exclusively to the business and interests of Nyxio Technologies, and Nyxio Technologies shall be entitled to all benefits, emoluments, profits, or other issues arising from or incident to any and all work, services, and advice of Independent Contractor. Independent Contractor expressly agrees that during the term hereof he/she will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to Nyxio Technologies business or any allied trade, except that nothing herein contained shall be deemed to prevent or limit the right of Independent Contractor to invest any of his/her surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained by deemed to prevent Independent Contractor  from investing or limit Independent Contractor's right to invest his/her surplus funds in real estate.

2156 NE Broadway   •   PORTLAND, OR 97232   •   503.719.4132  •  WWW.NYXIO.COM
Mail to address: P.O. BOX 33558 PORTLAND, OR 97292-3558

4. NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS

Independent Contractor will not at any time, in any fashion, form, or manner, either directly or indirectly divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of Nyxio Technologies, including, without limitation, the names of any its customers, the prices it obtains or has obtained, or at which it sells or has sold its products, or any other information concerning the business of Nyxio Technologies, its manner of operation, or its plans, processes, or other date of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important. The parties hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of Nyxio Technologies, and its good will, and that any breach of the terms of this section is a material breach of this agreement.

5. OPTION TO TERMINATE ON PERMANENT DISABILITY OF INDEPENDENT CONTRACTOR

Not withstanding anything in this agreement to the contrary, Nyxio Technologies is hereby given the option to terminate this agreement in the event that during the term hereof Independent Contractor shall become permanently disabled, as the term "permanently disabled" is hereinafter fixed and defined. Such option shall be exercised by Nyxio Technologies giving notice to Independent Contractor by registered mail, addressed to him/her in care of Nyxio Technologies at the above stated address, or at such other address as Independent Contractor shall designate in writing, of its intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice this agreement and the term hereof shall cease and come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if such last day of the month were the date originally set forth as the termination date. For purposes of this agreement, Independent Contractor shall be deemed to have become permanently disabled if, during any year of the term hereof, because of ill health, physical or mental disability, or for other causes beyond his/her control, he/she shall have been continuously unable or unwilling or have failed to perform his/her duties hereunder for thirty (30) consecutive days, or if, during any year of the term hereof, he/she shall have been unable or unwilling or have failed to perform his/her duties for a total period of thirty (30) days,whether consecutive or not.

6. DISCONTINUANCE OF BUSINESS AS TERMINATION OF SERVICES

Anything herein contained to the contrary notwithstanding, in the event that Nyxio Technologies  shall discontinue operations at the premises mentioned above, then this agreement shall cease and terminate as of the last day of the month in which operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof.

7. INDEPENDENT CONTRACTOR'S COMMITMENTS BINDING ON NYXIO TECHNOLOGIES ONLY ON WRITTEN CONSENT

Independent Contractor shall not have the right to make any contracts or other commitments for or on behalf of Nyxio Technologies without the written consent of Nyxio Technologies.

2156 NE Broadway   •   PORTLAND, OR 97232   •   503.719.4132  •  WWW.NYXIO.COM
Mail to address: P.O. BOX 33558 PORTLAND, OR 97292-3558

8. CONTRACT TERMS TO BE EXCLUSIVE

This written agreement contains the sole and entire agreement between the parties, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that he/she or it has relied on his/her or its own judgment in entering into the agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his/her or its dealings with the other.

9. WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

10. CONTRACT GOVERNED BY LAW

This agreement and performance hereunder shall be construed in accordance with the laws of the State of Oregon.

11. BINDING EFFECT OF AGREEMENT

This agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives,successors, and assigns.

THIS IS AN AGREEMENT FOR INDEPENDENT CONTRACTING SERVICES. NYXIO TECHNOLOGIES PROVIDES NO BENEFITS SUCH AS UNEMPLOYMENT INSURANCE, HEALTH INSURANCE OR WORKER’S COMPENSATION INSURANCE TO INDEPENDENT CONTRACTORS. NYXIO TECHNOLOGIES IS ONLY INTERESTED IN THE RESULTS OBTAINED BY THE INDEPENDENT CONTRACTOR. INDEPENDENT CONTRACTOR SHALL BE RESPONSIBLE FOR PROVIDING ALL TOOLS AND MATERIALS REQUIRED FOR PERFORMANCE OF THE TASKS AGREED TO. INDEPENDENT CONTRACTOR IS RESPONSIBLE FOR PAYMENT OF ALL FEDERAL, STATE AND LOCAL INCOME TAXES.

This agreement shall begin on June 1, 2011 and shall terminate on March 1, 2014 unless earlier terminated.

Nyxio Technologies may terminate this contract with 0 days notice to Independent Contractor for unsatisfactory performance.

Executed on the date first above written.

Mirjam M. Metcalf; Federal Tax ID Number	Date

Nyxio Technologies Representative/Giorgio EW Johnson, CEO	Date

2156 NE Broadway   •   PORTLAND, OR 97232   •   503.719.4132  •  WWW.NYXIO.COM
Mail to address: P.O. BOX 33558 PORTLAND, OR 97292-3558